UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: December 12, 2018

Mr. Cooper Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8950 Cypress Waters Boulevard
Coppell, Texas 75019
(Address of Principal Executive Offices)

(469) 549-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2018, Mr. Cooper Group Inc. (the "Company") publicly announced that Christopher Marshall has agreed to join the Company on January 2, 2019 as Vice Chairman, a newly created officer position, and will become its Chief Financial Officer effective immediately following the filing of the Company's Form 10-K for fiscal year 2018.  Upon Mr. Marshall's assumption of the Chief Financial Officer role, Amar Patel, who has served as Chief Financial Officer on an interim basis since March 2017, will step down from this role and will remain with the Company during a transition period. This announcement is more fully described in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Marshall, age 59, served as Executive Chairman at Tax Guard Inc., a privately-held company which owns and operates an online portal to provide tax risk due diligence, from April 2018 to December 2018; prior to which he served as Co-Founder and Executive Vice President & Chief Financial Officer at Capital Bank Financial Corp. from October 2009 until its acquisition by First Horizon National Capital Corporation in December 2017. Previously, Mr. Marshall served as Chief Restructuring Officer and senior advisor to the Chief Executive Officer of GMAC, Inc., now Ally Financial, Inc., from May 2009 to October 2009; as an advisor to The Blackstone Group, L.P. from July 2008 to March 2009; and as Executive Vice President & Chief Financial Officer of Fifth Third Bancorp from 2006 to 2008. Prior to joining Fifth Third Bancorp, Mr. Marshall was a member of the management operating committee at Bank of America Corporation and served in various senior-leadership roles at Honeywell International Inc., AlliedSignal Technical Services Corporation and TRW, Inc.
In connection with Mr. Marshall's employment with the Company, Mr. Marshall will receive (i) a base salary of $700,000, (ii) a maximum bonus opportunity of 375% of his base salary with a target bonus of 60% of his maximum bonus opportunity under the Executive Management Incentive Plan and (iii) target annual equity awards valued at $1,000,000. Upon termination of Mr. Marshall’s employment without cause or for good reason during the initial twenty-four months of Mr. Marshall’s employment, he will receive severance benefits of (i) 12 months base salary, (ii) 100% of the higher of his target bonus or his prior year’s bonus, (iii) continued vesting of the next tranche of restricted stock units that is scheduled to vest for each grant awarded prior to his termination and (iv) continuation of medical benefits for up to 12 months. Mr. Marshall is also subject to non-competition and non-solicitation provisions for the 12-month period immediately following the date of termination of his employment with the Company. The foregoing summary of the terms and conditions of Mr. Marshall’s offer letter is qualified in its entirety by reference to the full text of the offer letter, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Offer Letter, dated as of December 11, 2018, between Nationstar Mortgage LLC and Christopher Marshall

99.1	Press release of Mr. Cooper Group Inc., dated December 12, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: December 12, 2018	By:	/s/ Amar Patel
Amar Patel Chief Financial Officer